Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Embraer Overseas Limited

Offer to Exchange its
6.375% Guaranteed Notes Due 2017
for
6.375% Guaranteed Notes Due 2017

Unconditionally Guaranteed by
Embraer-Empresa Brasileira de Aeronautica S.A.

          This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s (as defined below) unregistered 6.375% Guaranteed Notes Due 2017 (the “Old Notes”) are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to The Bank of New York (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis.  This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (followed by delivery of original), overnight courier, telex, telegram or mail to the Exchange Agent.  See “The Exchange Offer-Guaranteed Delivery Procedures”) in the Prospectus dated March 30, 2007 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of Embraer Overseas Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”) and Embraer-Empresa Brasileira de Aeronautica S.A.

The Exchange Agent for the Exchange Offer is:

The Bank of New York

By Hand or Overnight Delivery:	Facsimile Transmissions:	By Registered or Certified Mail:
(Eligible Institutions Only)
The Bank of New York		The Bank of New York

(212) ___-____

To Confirm by Telephone
Attn: _____________	or for Information Call:	Attn: ______________

(212) ___-____

The Information Agent for the Exchange Offer is:

D. F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, NY 10005
Bankers and Brokers Call (Collect): ((212) 269-5550)
All Others Call (Toll Free): ((800) 829-6554)

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES, IF A SIGNATURE ON LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s):	Authorized Signature(s):

Address:	Principal Amount of Old Notes
Tendered: ____________________________________
Certificate No.(s) of Old Notes if available:

(Zip Code)
Date:
Area Code and Telephone Number:

If Old Notes Will Be Delivered By
Book-Entry Transfer at the Depositary
Trust Company, Insert Depositary
Account No.:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

          The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

          The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:			(Authorized Signature)

Title:
(Zip Code)
Name:
Area Code and Telephone Number:

(Please type or print)
Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.